UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Insignia Systems Inc.
(Name of Registrant as Specified In Its Charter)

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8799 Brooklyn Blvd., Minneapolis, MN 55445

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 10, 2016

To the Shareholders of Insignia Systems, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Insignia Systems, Inc. (the “Company”), a Minnesota corporation, will be held on Friday, June 10, 2016, at 9:00 a.m., Central Time, at the Minneapolis Marriott Northwest, located at 7025 Northland Dr. N, Brooklyn Park, Minnesota for the following purposes:

1.              To elect six nominees named in our proxy statement to serve as directors;

2.              To approve, by non-binding vote, the Company’s executive compensation;

3.              To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the year ending December 31, 2016; and

4.              To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has set the close of business on April 22, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.  On or about April 29, 2016, a full set of proxy materials will be mailed to each such shareholder. The meeting shall be considered a regular meeting.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign and mail the enclosed proxy card or vote pursuant to another method as described therein.

By Order of the Board of Directors

John Gonsior

Secretary

Important Notice Regarding Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 10, 2016:

The Proxy Statement and the Annual Report are available free of charge at:
https://materials.proxyvote.com/45765Y.

PROXY STATEMENT

Annual Meeting of Shareholders

June 10, 2016

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to the shareholders of Insignia Systems, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 10, 2016, and at any adjournment of the meeting.

We have elected to provide every shareholder with a full set of proxy materials in connection with the Annual Meeting.  Copies of the proxy materials, which include this proxy statement, our 2015 Annual Report and a proxy card, will be mailed to shareholders on or about April 29, 2016.  Additionally, in accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), copies of those proxy materials will also be available for review online at https://materials.proxyvote.com/45765Y.  Your personalized proxy card also includes instructions for casting your vote, including how to vote via the Internet or by mail.

What is the purpose of the Annual Meeting and what are the board’s recommendations?

At our annual meeting, shareholders will vote on the following items of business:

Item of Business	Board Recommendation
1. Election of six directors	FOR each nominee
2. Advisory, non-binding, vote to approve the Company’s executive compensation	FOR
3. Ratification of Independent Registered Public Accounting Firm	FOR

If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, then the shares represented by the proxies solicited by the Board may be voted by the persons named therein at their discretion.

Who is entitled to vote at the meeting?

As of the record date, April 22, 2016, there were 11,611,734 shares of common stock, par value $.01 per share, outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on April 22, 2016, are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof.  See “How many shares must be present to hold the meeting?” below for a discussion of quorum.

What is the difference between a “shareholder of record” and a shareholder who holds the stock in “street name”?

Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, a “shareholder of record” (also known as a “registered shareholder”). The proxy materials will be sent directly to you by us or our representative.

Beneficial Owner.  If your shares are held in a brokerage account or by another nominee, your shares are said to be held in “street name” and you are considered the beneficial owner of the shares. Technically, the bank or broker is the shareholder of record with respect to those shares. In this case, the proxy materials will be forwarded to you by your broker, bank or other financial institution or its designated representative. Through this process, your bank or broker will collect the voting instructions from all of their respective customers who hold our shares, including you, and then submits those votes to us.

How do I vote my shares?

If you are a shareholder who holds the stock in street name, you must vote your shares using the method provided by your broker, bank, trust or other designee, which is similar to the voting procedure for shareholders of record outlined below. You will receive a voting instruction form (not a proxy card) to use to direct your broker, bank, trust or other designee how to vote your shares.

If you are a shareholder of record, you can submit a proxy to be voted at the meeting in the following ways:

Vote By Internet:  To vote over the internet, go to www.proxyvote.com. You must enter your Control Number that appears on your proxy card that was mailed to you and follow the instructions. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Vote By Mail:  You can vote by mail by signing and returning the enclosed proxy card in the postage-paid envelope provided.

Vote In Person:  If you choose to vote your shares in person at the meeting, you must bring the enclosed proxy card, which may be exchanged for a ballot for the purpose of voting at the meeting.

Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted in the manner directed by the shareholder. If no direction is made, signed proxies received from shareholders will be voted in accordance with the Board’s recommendations.

How many shares must be present to hold the meeting?

Under Minnesota law and our Bylaws, a majority of the voting power of the shares entitled to vote at the Annual Meeting represent a quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated at the Annual Meeting to determine whether or not a quorum is present. Abstentions will be treated as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote but will be counted in determining whether a quorum is present at the meeting. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

How many votes are required to approve the proposals?

In general, each item of business properly presented at a meeting of shareholders at which a quorum is present must be approved by the vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on that item of business. Under Minnesota law, however, directors are elected by the affirmative vote of the holders of a plurality of the shares present and entitled to vote.

What is the effect of not instructing my bank or broker how to vote my shares?

If you are a shareholder of record, and you do not cast your vote, no votes will be cast on your behalf on any proposals at the Annual Meeting.

If you hold your shares in street name, your bank or broker cannot vote your shares with respect to the election of directors (Proposal One) or the advisory vote to approve executive compensation (Proposal Two) unless you provide voting instructions to them. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf on those proposals.  Your bank or broker may exercise discretion and vote uninstructed shares on the ratification of our independent registered public accounting firm (Proposal Three). We strongly encourage you to return your voting instruction form and exercise your full voting rights.

Who pays for the cost of proxy preparation and solicitation?

All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone or by mail.

CORPORATE GOVERNANCE AND BOARD MATTERS

The business and affairs of the Company are conducted under the direction of the Board in accordance with the Company’s Articles of Incorporation and Bylaws, the Minnesota Business Corporations Act, federal securities laws and regulations, applicable NASDAQ Rules, Board committee charters and the Company’s Code of Ethics. Members of the Board are informed of the Company’s business through discussions with management, by reviewing Board meeting materials provided to them and by participating in meetings of the Board and its committees, among other activities. Our corporate governance practices are summarized below.

Election to the Board of Directors

All of the Company’s directors are elected annually. Our Bylaws, as amended, provide that the Board shall consist of between two and no more than nine members, as designated by resolution of the Board from time to time. After considering the requirements of the Standstill Agreement further described under the heading “Election of Directors —Standstill Agreement” below, the Board has set the size of the Board to be elected at the 2016 Annual Meeting at six.

Majority Independent Board

The listing rules of the NASDAQ Stock Market (“NASDAQ Rules”) require that a majority of our Board be “independent directors” as that term is defined in the rules. Our Board has determined all of our eight current Board members to be “independent directors.”

Meetings of the Board of Directors and Director Attendance

The Board held thirteen meetings during 2015. Each director attended in excess of 75% of all meetings of the Board and committees of the Board on which he served. Although the Board does not have a policy regarding attendance at the Company’s annual meetings of shareholders, eight of the nine directors then serving on the Board attended the 2015 Annual Meeting of Shareholders. Directors are expected to attend substantially all of the meetings of the Board and the committees on which they serve, as well as the annual meeting of shareholders, except for good cause. Directors who have excessive absences without good cause will not be nominated for re-election or, in extreme cases, will be asked to resign or be removed.

Committees of the Board of Directors

The current membership of the Board’s three standing committees are set forth in the following table. The Capital Allocation Committee was eliminated during 2015.

Director	Audit	Compensation	Nominating and Corporate Governance	Independent Director
Jacob J. Berning	Member		Chair	Yes
Sardar Biglari				Yes
David L. Boehnen	Member		Member	Yes
Philip A. Cooley	Member			Yes
Michael C. Howe		Chair		Yes
Nicholas J. Swenson		Member	Member	Yes
F. Peter Zaballos	Member		Member	Yes
Steven R. Zenz	Chair	Member		Yes

Audit Committee

Independence.  Each of the members of the Audit Committee is an “independent director” as that term is defined by the NASDAQ Rules and “independent” as that term is defined by Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

Duties and Responsibilities.  The Audit Committee provides independent objective oversight of the Company’s financial reporting system. As part of its responsibilities, the Committee reviews and evaluates significant matters relating to the annual audit and the internal controls of the Company, reviews the scope and results of annual independent audits by, and the recommendations of, the Company’s independent auditors, reviews the independent auditor’s qualifications and independence and approves additional services to be provided by the auditors. The Audit Committee is solely responsible for appointing, setting the compensation of and evaluating the independent auditors.

In addition, the Committee: (i) meets separately with management and the independent auditors on a periodic basis; (ii) receives the independent auditors’ report on all critical accounting policies and practices and other written communications; (iii) reviews management’s statements concerning its assessment of the effectiveness of internal controls and the independent auditors’ report on such statements, as applicable; and (iv) reviews and discusses with management and the independent auditors the Company’s interim and annual financial statements and disclosures (including Management’s Discussion and Analysis) in its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K and the results of the quarterly financial reviews and the annual audit. The Committee has direct access to the Company’s independent auditors.  The Committee also reviews and approves all related-party transactions.

The foregoing is a general summary of the Committee’s duties and activities. The Audit Committee operates pursuant to a written charter, which is available on the Investor Relations section of the Company’s website at www.insigniasystems.com. This charter further describes the role of the Audit Committee in overseeing the Company’s financial reporting process. References to the Company’s website are for informational purposes and are not intended to, and do not, incorporate information found on the website into this proxy statement.

Committee Meetings.  The Committee held six meetings during 2015. In addition to fulfillment of the Committee’s regular duties and responsibilities, these meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent auditors. Please refer to the Report of the Audit Committee appearing later in this proxy statement.

Audit Committee Financial Expert.  Mr. Zenz has been designated by the Board as an “audit committee financial expert,” as that term is defined by the rules of the SEC. Through his extensive experience as a former partner of the audit and advisory firm KPMG LLP, he possesses: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements with a breadth and level of complexity commensurate with those presented by the Company’s financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

Compensation Committee

Independence.  Each of the members of the Compensation Committee are “independent directors” as that term is defined by the NASDAQ Rules, including the independence criteria specific to compensation committee members, “non-employee directors” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, and “outside directors” as that term is used in Section 162(m) of the Internal Revenue Code.

Duties and Responsibilities.  The Compensation Committee operates pursuant to a written charter, which is available on the Investor Relations section of the Company’s website at www.insigniasystems.com. The Committee’s main duties, as described in its charter, are: (i) to review and approve annual base salary and incentive compensation levels, employment agreements, and benefits of the President and other key executives; (ii) to review the performance of the President; (iii) to review and assess performance target goals established for bonus plans and determine if goals were achieved at the end of the plan year; (iv) to act as the administrative committee for the Company’s stock plans, and any other incentive plans established by the Company; (v) to consider and approve grants of incentive stock options, non-qualified stock options, restricted stock or any combination to any employee; and (vi) to oversee the filing of required compensation-related reports or disclosures in the Company’s SEC reports, proxy statement and other filings.

In pursuing its duties, the Committee has the authority to retain and has, from time to time, retained an outside compensation consultant to advise it on compensation matters. The Committee also consults with the President and, from time to time, other senior management on compensation issues regarding the other executive officers.

Committee Meetings.  The Compensation Committee held five meetings during 2015.

Nominating and Corporate Governance Committee

Independence.  Each of the members of the Nominating and Corporate Governance Committee is an “independent director” as that term is defined in the NASDAQ Rules.

Duties and Responsibilities.  Among other duties, the Committee is responsible for nominating the slate of directors to be considered for election at the Company’s annual meeting of shareholders. In accordance with its committee charter, the Nominating and Corporate Governance Committee typically evaluates candidates for election as directors using the following criteria: education, reputation, experience, industry knowledge, independence, leadership qualities, personal integrity, diversity, and such other criteria as the Committee deems relevant. The Committee will consider candidates recommended by the Board, management, shareholders, and others. The charter authorizes the Committee to retain and pay advisors to assist it in identifying and evaluating candidates. For further information concerning the Committee’s duties and responsibilities please refer to the Committee’s charter, which is available in the Investor Relations section of the Company’s website at www.insigniasystems.com. Notwithstanding the foregoing, the full Board, which at the time consisted entirely of independent directors, conducted the evaluation and approval of director nominees for election at this year’s annual meeting of shareholders.

Policies Concerning Nomination Process.  Shareholders who wish to recommend candidates to the Board or its Nominating and Corporate Governance Committee should submit the names and qualifications of the candidates at least 120 days before the date of the Company’s proxy statement for the previous year’s annual meeting. Submittals should be in writing and addressed to the Committee at the Company’s headquarters. Candidates recommended by shareholders will be evaluated using the same criteria applicable to other candidates.

Committee Meetings.  The Committee held four meetings during 2015.

Leadership Structure of the Board of Directors

Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in the best interests of the Company to make such a determination periodically, based on available information. The positions of Chief Executive Officer and Chairman of the Board are not currently held by the same person.  Mr. Gonsior has served as acting President since Glen Dall’s resignation from the positions of President and Chief Executive Officer in July 2015, but the position of Chief Executive Officer has remained vacant.  Mr. Biglari and Mr. Zaballos have served as Co-Chairmen of the Board since January 2016. Under this structure, our President and other senior management under his supervision are primarily responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Co-Chairmen provide guidance to the President and senior management, set the agenda for meetings of the Board and preside over meetings of the full Board. The Board believes the current leadership structure strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to the Company’s shareholders while recognizing the day-to-day management direction of the Company by Mr. Gonsior and other senior management.

Board Role in Risk Oversight

The Company faces a number of risks, including financial, technological, operational, strategic and competitive risks. Management is responsible for the day-to-day management of risks we face, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board ensures that the processes for identification, management and mitigation of risk by our management are adequate and functioning as designed.

Our Board is actively involved in overseeing risk management, and it exercises its oversight both through the full Board and through the three standing committees of the Board — the Audit, Compensation and Nominating and Corporate Governance Committees. The three standing committees exercise oversight of the risks within their areas of responsibility, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees.

The Board and the three standing committees receive information used in fulfilling their oversight responsibilities through the Company’s executive officers and its advisors, including our legal counsel, our independent registered public accounting firm, and the compensation consultants we have engaged from time to time. At meetings of the Board, management makes presentations to the Board regarding our business strategy, operations, financial performance, fiscal year budgets, technology and other matters. Many of these presentations include information relating to the challenges and risks to our business and the Board and management actively engage in discussion on these topics. Each of the committees also receives reports from management regarding matters relevant to the work of that committee. These management reports are supplemented by information relating to risk from our advisors. Additionally, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of these committees.

Shareholder Communications with the Board

Shareholders may send written communications to the Board or to any individual director at any time. Communications should be addressed to the Board or the individual director at the address of the Company’s headquarters. The Board will respond to shareholder communications when it deems a response to be appropriate.

Code of Ethics

The Board has adopted a Code of Ethics which applies to all of our employees, directors and contractors to promote the highest honest and ethical conduct and compliance with laws, regulations and Company policies. The Code of Ethics is available in the Investor Relations section of the Company’s website at www.insigniasystems.com.

Compensation of Non-Employee Directors

The following table summarizes the compensation paid to our non-employee directors for 2015.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation	Total
Jacob J. Berning	$16,250	$15,000	$—	$—	$31,250
Sardar Biglari(4)	$1,833	$—	$—	$—	$1,833
David L. Boehnen	$22,277	$15,000	$—	$—	$37,277
Philip A. Cooley(4)	$1,833	$—	$—	$—	$1,833
Edward A. Corcoran	$19,815	$15,000	$—	$—	$34,815
Michael C. Howe(4)	$16,250	$15,000	$7,441	$—	$38,691
Reid V. MacDonald(5)	$3,750	$—	$—	$—	$3,750
Nicholas J. Swenson	$17,750	$15,000	$—	$—	$32,750
Gary L. Vars(5)	$1,250	$—	$—	$—	$1,250
F. Peter Zaballos (4)	$16,000	$15,000	$7,441	$—	$38,441
Steven R. Zenz	$21,250	$15,000	$—	$—	$36,250

(1)         Reflects annual board retainer and fees for attending Board, committee and conference call meetings earned during 2015.

(2)         On June 9, 2015, each non-employee director received a grant of unrestricted shares of the Company’s common stock pursuant to our 2013 Omnibus Stock and Incentive Plan worth $15,000 based on the closing price of the Company’s common stock on the date of grant.

(3)         Represents non-qualified stock option awards granted pursuant to our 2013 Omnibus Stock and Incentive Plan during 2015. The dollar value of the options represents the estimated grant date fair value in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, which requires several significant judgments and assumptions. Please refer to Note 8, “Shareholders’ Equity,” to the Company’s financial statements in its Form 10-K for the year ended December 31, 2015, for information regarding the assumptions used to determine the fair value of options granted.  All options granted to the directors immediately vest upon grant. The aggregate number of option awards outstanding at December 31, 2015, for each director were as follows:  Mr. Berning — 10,000; Mr. Boehnen - 34,700; Mr. Corcoran - 10,000; Mr. Howe - 10,000; Mr. Swenson — 10,000; Mr. Zaballos — 10,000; and Mr. Zenz - 10,000.

(4)         Mr. Howe and Mr. Zaballos joined the Board in June 2015 and received a pro-rated portion of the annual retainer and a one-time grant of a non-qualified stock option to purchase up to 10,000 shares. Mr. Biglari and Mr. Cooley joined the Board in December 2015 and received a pro-rated portion of the annual retainer. In January 2016 they were granted a one-time grant of a non-qualified stock option to purchase up to 10,000 shares.

(5)         Did not stand for re-election at the 2015 Annual Meeting of Shareholders.

For 2015, non-employee directors were eligible to receive an annual cash retainer of $10,000 per year and the Chairman of the Board was eligible to receive and additional annual cash retainer of $5,000. Each such retainer is allocated to a director for the portion of the year served in each role.  Co-Chairmen of the Board are eligible to receive one half of the total annual cash retainer for the portion of the year each served in that position. Messrs. Biglari and Cooley joined the Board in December 2015 and received a pro-rated portion of the annual retainer in the amount of $833.

All non-employee directors were eligible to receive $1,000 for each Board meeting ($250 for each conference call meeting) that they attended. In addition, the chair of each committee was eligible to receive $1,000 for each in-person meeting of the committee over which they presided. Members of committees were eligible to receive $500 for each committee meeting they attended in person on days separate from regular Board meetings.

In 2015, each non-employee director received a grant of shares of common stock based on a target grant date fair value of $15,000. These equity grants were made on June 9, 2015 pursuant to the 2013 Omnibus Stock and Incentive Plan. Each non-employee director was granted 5,319 vested shares, based on a closing price of $2.82 for a share of the Company’s common stock on the date of grant as reported by The NASDAQ Stock Market. Traditionally, the non-employee Chair has received an additional grant of unrestricted shares, however, no such grant was made during 2015.

PROPOSAL ONE —
ELECTION OF DIRECTORS

Nominations

The Board believes it is important that the Board be composed of members whose collective judgment, experience, qualifications, attributes and skills ensure that the Board will be able to fulfill its responsibilities to see that the Company is governed in a manner consistent with the interests of the shareholders of the Company and in compliance with applicable laws, regulations, rules and orders, and to satisfy its oversight responsibilities effectively.

Standstill Agreement

As previously disclosed, on December 5, 2015, our Company entered into a standstill agreement (the “Standstill Agreement”) with Nicholas J. Swenson, Air T, Inc., Groveland Capital LLC and Groveland Hedged Credit Fund LLC (collectively, the “Air T Group”) and Sardar Biglari, Philip L. Cooley, The Lion Fund II, L.P. (collectively, the “Biglari Group”). The Standstill Agreement supersedes the previous standstill agreement between the Company and the Air T Group dated as of November 8, 2014, as amended April 29, 2015.

Under the Standstill Agreement, the Company agreed to increase the size of its Board from seven directors to nine directors, effective as of December 5, 2015. The Company also agreed to elect Mr. Biglari and Dr. Cooley to the Board effective as of the same date. The Company further agreed to nominate and recommend that shareholders elect Mr. Berning, Mr. Biglari, Dr. Cooley and Mr. Swenson as four of no more than nine total nominees for election as directors at the 2016 annual meeting of shareholders, which must be held no later than June 30, 2016. The Company has further agreed to reimburse the Air T Group and Biglari Group for certain expenses incurred in connection with the Standstill Agreement and related matters.

Under the Standstill Agreement, the members of the Air T Group and the Biglari Group have agreed to vote all shares of the Company’s common stock beneficially owned by them in favor of all of the board’s director nominees at the 2016 annual meeting of shareholders, for approval of the advisory vote to approve executive compensation, in accordance with the Board’s recommendation on any advisory vote on the frequency of future advisory votes to approve executive compensation and for the ratification of the Company’s independent auditors.  The Air T Group and the Biglari Group have each agreed to also abide by certain standstill provisions until the conclusion of the Company’s 2016 annual meeting of shareholders or any earlier date, if any, upon which the Company has materially breached certain of the Company’s commitments under the Standstill Agreement.

During the period for which the restrictions apply, each of the Air T Group and the Biglari Group is restricted, subject to certain limited exceptions, from: (i) submitting, inducing or encouraging the submission of any shareholder proposal or notice of nomination or other business for consideration at a meeting of the Company’s shareholders; (ii) opposing directors nominated by the Board; (ii) participating in any “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, other than their respective shareholder group or any group deemed to arise from the Standstill Agreement; (iii) participating in the solicitation of any proxy other than in support of the Board’s nominees; (iv) calling a special meeting of shareholders; (v) seeking, other than as a director of the Company, to control or influence the governance or policies of the Company; (vi) effecting or encouraging, other than as a director of the Company, to acquire any material assets or business of the Company to conduct any business combination involving any the Company, or any extraordinary transaction with respect to the Company, and (vii) disclosing or pursuing certain intentions with respect to the Standstill Agreement. During the same periods, the parties to the Standstill Agreement, including the Company, have agreed not to disparage make any public disclosure, announcement or statement (including disclosure with the SEC or any other governmental agency unless required by law or legal process), that disparages the Company, any of the members of the Air T Group (with respect to the Biglari Group), any of the members of the Biglari Group (with respect to the Air T Group), or any of their respective past or then-current directors, officers, employees or other affiliates.

Composition

In determining the nominees to be recommended for election to serve as directors of the Company, the Board first determined that the size of the Board should be reduced to seven members in order to facilitate more efficient Board processes and to establish a size that it considers to be more appropriate to the size of the Company.  The Board then considered the Company’s obligation under the Standstill Agreement to nominate and recommend that shareholders elect Mr. Berning, Mr. Biglari, Dr. Cooley, and Mr. Swenson to the Board at the Annual Meeting, each incumbent director’s intention to serve if elected, the current Board’s composition, and current directors’ qualifications and experience and any other necessary skills, experience or knowledge. The Board, which at the time consisted entirely of independent directors, evaluated the existing members of the Board and qualified candidates, if any, for service on the Board. The Board then approved a slate of directors to be nominated for election at the Annual Meeting.

When identifying and evaluating candidates for director, Board and its Nominating and Corporate Governance Committee, as applicable, consider the general and specific qualifications, experience and characteristics which may have been approved by the Board or determined by the Committee from time to time including qualifications reflecting the individual’s integrity, reputation, education, experience, industry knowledge, leadership qualities and independence. The Board and its Nominating and Corporate Governance Committee, as applicable, also consider diversity in a broad sense when evaluating a director nominee, taking into account various factors, including but not limited to, differences of viewpoint, professional experience, education, skill, race, gender and national origin, but does not have a formal policy regarding diversity of Board members.

When considering whether directors and nominees have the requisite judgment, experience, qualifications, attributes and skills, taken as a whole, to enable the Board to fulfill its responsibilities to ensure that the Company is governed in a manner consistent with the interests of the Company’s shareholders, the Board and its Nominating and Corporate Governance Committee, as applicable, focus primarily on the information discussed in each of the directors’ individual biographies set forth below.

Director Nominees

The Board has nominated the six current members of the Board named below for election at the Annual Meeting.  If elected, each will serve for an additional term of one year, or until their successors are elected and qualified, subject to their prior death, resignation, retirement or removal from office. Mr. Corcoran resigned from the Board in March 2016.  In order to facilitate a reduction in the size of the Board and to pursue other interests, Mr. Boehnen chose not to stand for re-election. Mr. Berning also chose not to stand for re-election in order to pursue other interests.

As described in more detail above, the Board is obligated to nominate and recommend that shareholders elect Mr. Berning, Mr. Biglari, Dr. Cooley and Mr. Swenson.  With respect to the remaining nominees, the Board, which at the time was composed entirely of independent directors, has determined that each such nominee is qualified to serve as a director of the Company.  The specific qualifications of each nominee, including biographical data for at least the last five years and the particular experience, qualifications, attributes or skills that led to a conclusion that he should serve as a director of the Company, are set forth below. Should one or more of these nominees become unavailable to accept nomination or election as a director (which is not anticipated), the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, or the Board may reduce the number of directors to be elected. Unless otherwise instructed by the shareholder, the proxy holders will vote the proxies received by them for each of the nominees named below.

Sardar Biglari, 38, has served as a member of the Board since he was selected by Biglari Holdings Inc. in accordance with the terms of the Standstill Agreement in December 2015. He has served as Co-Chairman of the Board since January 2016. Mr. Biglari is founder, Chairman and Chief Executive Officer of Biglari Holdings Inc., a diversified holding company. In addition, Mr. Biglari has served as Chairman and Chief Executive Officer of Biglari Capital Corp. since its inception in 2000. Biglari Capital Corp. is the general partner of The Lion Fund, L.P. and The Lion Fund II, L.P., private investment partnerships. Mr. Biglari has also served as a director of CCA Industries, Inc., a manufacturer and marketer of health and beauty aids, from August 2011 to July 2014 and since October 2015. The Standstill Agreement requires that the Board nominate and recommend Mr. Biglari for election at the Annual Meeting.

Philip L. Cooley, 72, has served as a member of the Board since he was selected by Biglari Holdings Inc.in accordance with the terms of the Standstill Agreement in December 2015.  Dr. Cooley has served as Vice Chairman of the Board and a director of Biglari Holdings since April 2009 and March 2008, respectively. He was the Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas, from 1985 until his retirement in May 2012. Dr. Cooley has also served as an advisory director of Biglari Capital since 2000 and as a director of CCA Industries from August 2011 to July 2014 and since October 2015, where he serves as chair of the audit committee. Dr. Cooley has extensive business and investment knowledge and experience, and is an author of numerous books and articles on business and finance topics. The Standstill Agreement requires that the Board nominate and recommend Dr. Cooley for election at the Annual Meeting.

Michael C. Howe, 63, has served as a member of the Board since June 2015. He has served as Principal at Howe Associates, Inc., an angel investment and consulting organization assisting clients with growth opportunities, organizational effectiveness and enhancement in enterprise-wide innovation, since September 2008. He has also served as the Chief Executive Officer of Verify Brand, LLC, thought leader and innovator in secure Unique Identification (sUID), authentication and track & trace solutions, since August 2013. From 2005 to 2008, he served as the President and Chief Executive officer of MinuteClinic, Inc.  From 1995 to 2004, Mr. Howe’s served in various roles at Arby’s, Inc., most recently as President and Chief Executive Officer.  Prior to 1995, he served in a variety of sales management positions at the KFC Division of Yum Brands, Helene Curtis, Inc. and The Procter & Gamble Company. Mr. Howe’s proven ability to enhance shareholder value in diverse environments, skills in business and growth strategy, marketing leadership, identification of business opportunities and consumer trends are valuable to the Company. He previously served on the boards of directors of IntegraMed America, Inc. and Wireless Ronin Technologies, Inc. Mr. Howe holds Bachelor of Accounting and Bachelor of Business Administration degrees from the University of Minnesota Duluth.

Nicholas J. Swenson, 47, has served as a member of the Board since he was selected by Air T, Inc. in accordance with the terms of a predecessor to the Standstill Agreement in November 2014. Mr. Swenson has served as Chief Executive Officer of Air T, Inc. since October 2013. Mr. Swenson is also a private investor and the founder and managing member of Groveland Capital, LLC, an investment management firm, and is also the managing member of AO Partners, LLC, which is the general partner of AO Partners I, L.P., an investment fund.  Prior to founding Groveland Capital, LLC in 2009, Mr. Swenson served as a portfolio manager and partner of Whitebox Advisors, LLC, and investment management firm, since 2001. Mr. Swenson was a distressed debt analyst at Varde Partners LLC from 1999 to 2001.  Mr. Swenson currently serves on the boards of directors of Air T, Inc., Delphax, Inc., and Pro-Dex, Inc. The Standstill Agreement requires that the Board nominate and recommend Mr. Swenson for election at the Annual Meeting. On March 13, 2016, six members of the Board delivered a letter to Mr. Swenson (the “Letter”), stating their personal view as directors of the Company that it would be in the best interests of the Company and its shareholders for Mr. Swenson to resign as a director of the Company. A copy of the Letter appears as Appendix A to this proxy statement.

F. Peter Zaballos, 57, has served as a member of the Board since June 2015 and as Co-Chairman of the Board since January 2016. Mr. Zaballos has served as the Vice President of Marketing and Product at SPS Commerce since September 2012. Previously, he served as Vice President of Marketing at SPS Commerce from April 2012 to September 2012. From 2010 to 2011 he held the positions of Vice President, Product and Vice President, Marketing and Business Development at StudyBlue, a cloud service reaching more than a million high school and college students. His more than 15 years as a marketing executive and board experience provide knowledge and skills to the Board in the areas of brand development and marketing, product strategy, business development and innovation. Mr. Zaballos has a Bachelor of Science degree from the University of California, Berkeley, and a Master’s degree (SM) in Management from the Massachusetts Institute of Technology (MIT), Sloan School of Management.

Steven R. Zenz, 62, has served as a member of the Board since October 2013. He is a former partner of the audit and advisory firm KPMG, where he served in various capacities in his 33 years with the firm, including partner in charge of the audit group and partner in charge of the firm’s SEC and technical accounting practices in KPMG’s Minneapolis, Minnesota and Des Moines, Iowa, offices as well as lead audit partner for many publicly-held company clients. Since his retirement from KPMG in 2011, Mr. Zenz has acted as a consultant on several merger and acquisition transactions providing advice on valuations, SEC filings, technical accounting and integration, which we believe will benefit the Company. He also serves on the boards of directors of RedBrick Health Corporation and NuAx, Inc. He holds a Bachelor of Science degree in Accounting and a Masters of Business Taxation degree from the University of Minnesota.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ELECTION OF EACH OF THE SIX NOMINEES.

PROPOSAL TWO —
 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

At the Annual Meeting on May 25, 2012, shareholders voted to cast advisory, non-binding votes on executive compensation on an annual basis. Accordingly, we are requesting this non-binding advisory vote on the executive compensation paid to our executive officers named in the Summary Compensation Table appearing later in this proxy statement (collectively, the “Named Executive Officers”).

Effect of Vote

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, the vote of the shareholders on this resolution is a “non-binding” advisory vote. The purpose of the vote is for the shareholders to give their opinion to the Board on the Company’s executive compensation. The Board is not required by law to take any action in response to the shareholder vote. However, the Board values the opinion of the shareholders, and the Board and the Compensation Committee will evaluate the results of the 2016 vote carefully when making future decisions regarding compensation of the Named Executive Officers.

Compensation Philosophy and Compensation of our Named Executive Officers

Our discussion of the authority and processes of the Compensation Committee and its committee charter beginning on page 5 of this proxy statement explains the responsibilities of our Compensation Committee. This summary and the Narrative Disclosure of Executive Compensation beginning on page 13 provide information concerning the compensation philosophy, plans and policies under which we paid the Named Executive Officers. As set forth in the Summary Compensation Table on page 14 and the Narrative Disclosure of Executive Compensation, our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders.

Given the pay-for-performance structure of our executive compensation program, the Compensation Committee and the Board believe that the compensation of our Named Executive Officers is reasonable and appropriate and justified by the performance of the Company in a challenging environment.

Form of Resolution

The shareholders are being asked at the Annual Meeting to vote “FOR” or “AGAINST” the following resolution:

“RESOLVED, that the holders of the Company’s common stock approve the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2016 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Executive Compensation tables and the related footnotes and the Narrative Disclosure of Executive Compensation following the Summary Compensation Table).”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth certain information regarding our executive officers:

Name	Age	Position

John C. Gonsior	38	President and Chief Financial Officer, Secretary and Treasurer
Timothy J. Halfmann	56	Chief Sales and Marketing Officer (through April 30, 2016)
Kristine A. Glancy	38	Chief Executive Officer (effective May 9, 2016)

John C. Gonsior has been the acting President of our Company since July 2015.  He has served as Vice President of Finance, Chief Financial Officer and Treasurer since June 2011, and was appointed Secretary in February 2014. Prior to joining the Company, Mr. Gonsior spent his career in public accounting, most recently at Grant Thornton, LLP from 2006 to 2011 where his last position held was that of Senior Manager. Mr. Gonsior is a licensed CPA with extensive experience in financial reporting, internal controls and corporate tax. In connection with Ms. Glancy’s election, Mr. Gonsior will no longer serve as the Company’s acting President, effective May 9, 2016, but will retain all other titles.

Timothy J. Halfmann has been the Chief Sales & Marketing Officer since April 2014. As previously announced, Mr. Halfmann is scheduled to terminate his service with the Company on April 30, 2016. He joined Insignia in September 2012, as a consultant. He has more than 30 years of experience in sales, marketing strategy and executive leadership. Prior to joining the company, he served as Executive Vice President, Sales at Entertainment Promotions, Inc., a private provider of discount, promotion and coupon products in communities throughout North America, from May 2010 to August 2012 and SVP, National Sales Manager at ePrize, Inc. from March 2008 to April 2010.  Prior to 2008, Mr. Halfmann held senior leadership positions at Valassis Communications, Inc. and News America Marketing.

New Chief Executive Officer

Kristine A. Glancy has been elected to serve as our Company’s Chief Executive Officer, effective May 9, 2016. She will join the Company from Kraft Foods, now Kraft Heinz Company, an international food and beverage company, where she has held the position of Customer Vice President since May 2013. Prior to becoming Customer Vice President, Ms. Glancy was Director of Sales from June 2012 to May 2013 and National Customer Manager from November 2010 to June 2012.

Executive officers are elected annually by the Board and serve for a one-year period. There are no family relationships among any of the executive officers and directors of the Company.

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to Insignia Systems, Inc. during the fiscal years ended December 31, 2015 and 2014 by our acting President, Chief Financial Officer, Secretary and Treasurer, our Chief Sales and Marketing Officer, and our former President and Chief Executive Officer, together referred to as our “Named Executive Officers.”

Name and Position	Year	Salary	Bonus	Stock Awards(1)(2)		Option Awards(3)(2)		Non-Equity Incentive Plan Compensation (4)	All Other Compensation		Total
John C. Gonsior
Acting President, Chief Financial Officer, Secretary and Treasurer	2015	$229,808	$27,110	$57,420		$38,492		$72,890	—		$425,720
	2014	$212,042	—	$15,150		$39,949		$10,750	—		$277,891

Timothy J. Halfmann(5) Chief Sales and Marketing Officer	2015	$250,000	—	$28,200		$38,492		$76,929	—		$393,621
	2014	$168,750	—	$15,150		$44,443		$11,667	$62,500	(6)	$302,510

Glen P. DallFormer President and Chief Executive Officer(7)	2015	$161,538	—	$42,300	(8)	$96,229	(8)	—	$349,500	(9)	$649,567
	2014	$299,038	—	$45,450		$114,140		$24,000	$14,059		$496,687

(1)          Amounts shown represent the aggregate grant date fair value of restricted stock units granted on June 9 and July 14, 2015 for 2015 and May 21, 2014 for 2014.

(2)          Amounts shown represent the aggregate grant date fair value of equity awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date as reported by The NASDAQ Stock Market.  Please refer to Note 8, “Shareholders’ Equity” to the Company’s financial statements in its Form 10-K for the year ended December 31, 2015, for information regarding the assumptions used to determine the fair value of equity awards granted, including the Black-Scholes option pricing model used for option awards.

(3)          Amounts shown for 2015 and 2014 represent option awards granted pursuant to the 2013 Omnibus Plan.

(4)          Amounts shown were earned under the Executive Officer Incentive Bonus Plan for the years indicated and were paid in the following year.

(5)          Mr. Halfmann was hired as full-time Chief Sales and Marketing Officer in April 2014 and is scheduled to resign from all positions with the Company, effective April 30, 2016..

(6)          Represents fees paid for part-time consulting prior to Mr. Halfmann’s employment with the Company in April 2014.

(7)          Mr. Dall resigned all positions with the Company on July 8, 2015.

(8)          None of Mr. Dall’s 2015 equity awards had vested as of the date of his departure.  Accordingly, all such awards were forfeited in their entirety.

(9)          Includes a severance payment of $349,500, which was calculated based on the terms of Mr. Dall’s Employment Agreement in effect on the date of this resignation.

Executive Compensation

The principal components of compensation for the Named Executive Officers are: (i) base salary; (ii) non-equity incentive compensation in the form of an annual cash bonus under the Executive Officer Incentive Bonus Plan (“Executive Bonus Plan”); and (iii) long-term, equity-based incentive compensation in the form of stock options and restricted stock units. These components of compensation are summarized below, followed by a description of each Named Executive Officer’s individual agreements with the Company and the compensation received thereunder.  In addition to payouts under the Executive Bonus Plan described below, our acting President and Chief Financial Officer was awarded an additional performance bonus of $27,110 by the Compensation Committee.

Executive Bonus Plan

The Executive Bonus Plan was established in 2007 and applies to future fiscal years until terminated or superseded.  The executive officers are eligible to earn annual cash bonus payments if the Company meets pre-established financial performance objectives. Messrs. Gonsior and Halfmann were eligible to participate in the Executive Bonus Plan in 2015.

Fiscal Year 2015 Performance Targets

Bonus Level	Minimum Total EBITDA	Percent of Target Variable Compensation
Minimum	80% of Target	20%
Below Plan	90% of Target	50%
Plan	100% of Target	88%
Exceed Plan	110% of Target	125%
Significantly Exceed Plan	120% of Target	180%

For 2015, our acting President and Chief Financial Officer, and the Chief Sales and Marketing Officer were eligible for the Executive Bonus Plan. EBITDA as approved by the Compensation Committee in 2015 was $3,904,000, which fell between the ‘Below Plan’ and ‘Plan’ levels. Executive Bonus Payments were prorated between the levels listed once the minimum level was achieved.

Long-term, Equity-Based Incentive Compensation (Stock Options and Restricted Stock Units)

The Compensation Committee has determined that a mix of incentive stock options and restricted stock units is appropriate based on market practices and diversifies the equity-based compensation available to executive officers in accordance with our overall compensation philosophy. For 2015, the incentive stock option and restricted stock unit awards were each granted under our 2013 Omnibus Plan and were scheduled to vest in one-third increments on the anniversary of the date of grant over two or three years.

The incentive stock option awards, to the extent vested, provide the holder with a right to purchase shares of Company common stock at a price equal to the “fair market value” of the Company’s common stock as of the date of grant (as defined in the Plan) over a term of ten years. On June 9, 2015, the Company granted incentive stock options to purchase 40,000 shares to each of Messrs. Gonsior and Halfmann, with an exercise price of $2.82 per share. Also on June 9, 2015, Messrs. Gonsior and Halfmann received restricted stock units of 6,000 and 10,000 units, respectively. On July 14, 2015, Mr. Gonsior received restricted stock units of 15,000 units. Each restricted stock unit represents a contingent right to receive one share of the Company’s common stock.

Severance and Change in Control Arrangements with Named Executive Officers

The Company has entered into Agreements with Mr. Gonsior and Mr. Halfmann (each, an “Employment Agreement”) pursuant to which, if the Company terminates their respective employment other than for cause, they are entitled to receive a payment. Such payment would equal the gross base annual salary in effect at the time of termination, plus an amount equal to the bonus earned in the twelve months prior to termination (represented by an amount equal to the sum of a pro rata portion of the current fiscal year’s bonus earned and, as necessary, a remaining proportion of the previous year’s earned bonus).  Each Employment Agreement defines “cause” as (i) conviction of a felony, (ii) the willful and continued failure to perform essential duties, or (iii) gross misconduct that is materially injurious to the Company.  Prior to his resignation, Mr. Dall was party to agreement in substantially similar form.

Mr. Gonsior and Mr. Halfmann each have a Change in Control Severance Agreement (each, a “Change in Control Agreement”) with the Company generally providing for lump sum severance payments equal to two times their respective base annual salary in effect immediately prior to the Change in Control if their employment is terminated without cause or for Good Reason within two years following the Change in Control. “Change in Control” is defined as a sale of all or substantially all of the assets of the Company, a merger in which the shareholders of the Company own less than 50% of the surviving entity, the acquisition of 40% or more of the Company’s outstanding stock by a single person or a group, or the election of a majority of the Company’s directors who consist of persons who were not nominated by the Company’s prior Board. “Good Reason” is defined in the agreement to include demotion, reduction in salary or benefits, relocation, and certain other events.  Prior to his resignation, Mr. Dall was party to agreement in substantially similar form.

In addition, Mr. Gonsior and Mr. Halfmann may be entitled to additional payments in the event of a Change in Control. The 2015 Executive Bonus Plan provided that, if Mr. Gonsior or Mr. Halfmann became eligible to receive payment under his respective Change in Control Agreement as a result of a termination of employment, he would be eligible to receive an additional lump sum payment equal to a pro-rata portion of the amount of bonus that would have been paid under the 2015 Executive Bonus Plan, based on the year-to-date financial performance, combined with the prospects for the balance of the fiscal year, as determined by the Compensation Committee.

Mr. Halfmann’s scheduled resignation effective April 30, 2016 is expected to require the Company to make a $7,000 payment to him under the terms of his Employment Agreement. No other payments are expected to be required under his Change in Control Agreement or the 2015 Executive Bonus Plan.

Upon Mr. Dall’s resignation as President and Chief Executive Officer on July 8, 2015, he was paid a severance payment of $349,500, which was equal to his gross base annual salary in effect at the time of his resignation, plus an amount equal to the bonus earned in the twelve-month prior to his resignation, calculated in a manner analogous to the terms of his then-effective employment agreement.

New Chief Executive Officer Employment and Change in Control Agreements

In connection with Ms. Glancy’s election to serve as the Company’s Chief Executive Officer, effective May 9, 2016, the Company and Ms. Glancy have entered into an Employment Agreement and a Change in Control Agreement, each to be effective as of May 9, 2016. Her Employment Agreement provides that Ms. Glancy will receive an established annual base salary, subject to increase from time to time, target incentive compensation awards beginning with 2016, a cash signing bonus, and participation in customary benefit plans and programs, in addition to a one time equity award.

Pursuant to her Employment Agreement, in the event of Ms. Glancy’s involuntary termination without cause or voluntary termination with good reason, she will be eligible to receive accrued and unpaid compensation as well as the following severance pay and benefits: (1) the annual incentive compensation she would have been entitled to receive for the year in which her termination occurs as if she had continued until the end of that fiscal year, determined based on the Company’s actual performance for that year relative to the performance goals applicable to Ms. Glancy, prorated for the number of days in the fiscal year through her termination date and generally payable in a cash lump sum at the time such incentive awards are payable to other participants; (2) an applicable percentage of Ms. Glancy’s annual base salary as in effect at the time of Termination, payable in a single lump sum payment no later than 60 days following the termination date; and (3) welfare benefit continuation for four months following termination.  In the event of Ms. Glancy’s death, disability, involuntary termination for cause or voluntary termination without good reason, Ms. Glancy will be entitled to accrued and unpaid compensation as provided in the Employment Agreement. The “applicable percentage” is 50% during the first year of Ms. Glancy’s employment and 100% thereafter. “Cause” is defined in Ms. Glancy’s Employment Agreement as (a) the deliberate and continued failure to substantially perform the duties and responsibilities; (b) the criminal felony conviction of, or a plea of guilty or nolo contendere; (c) the material violation of Company policy; (d) the act of fraud or dishonesty resulting or intended to result in personal enrichment at the expense of the Company; (e) the gross misconduct in performance of duties that results in material economic harm to the Company; or (f) the material breach of the Employment Agreement by Ms. Glancy.  “Good reason” includes demotion, reduction in salary or benefits, and certain other events.

Under Ms. Glancy’s Change in Control Agreement, upon a qualifying termination, Ms. Glancy will be eligible to receive the following, subject to offset by the amount of any severance previously paid to her under any employment agreement with the Company: (1) a lump sum severance payment equal to one-hundred percent of her base salary, (2) cash payment equal to the sum of (x) unpaid incentive compensation that has been allocated or awarded to Ms. Glancy for a completed fiscal year preceding the date of the Qualifying Termination which is contingent only upon the continued employment to a subsequent date plus (y) a pro rata portion to the date of the Qualifying Termination of her target bonus for the year calculated through the date of the Qualifying Termination, (3) welfare benefit continuation for a period of 12 months, (4) certain post-retirement health care or life insurance benefits if Ms. Glancy would have become eligible for such benefits during the 24 months after the date of termination, (5) a lump sum payment equal to all earned but unused paid time off days, and (6) outplacement fees not to exceed $5,000.  The Change in Control Agreement defines “qualifying termination” as a termination by the Company without cause or a termination by Ms. Glancy with good reason, in each case either concurrent with or within 24 months following a change in control or a termination by the Company without cause within six months prior to a change in control if termination is in connection with or in anticipation of the change in control. “Change in control” is defined as a sale of all or substantially all of the assets of the Company, a merger in which the shareholders of the Company own less than 50% of the surviving entity, the acquisition of 40% or more of the Company’s outstanding stock by a single person or a group, or the election of a majority of the Company’s directors who consist of persons who were not nominated by the Company’s prior Board.  “Cause” is defined as (i) the deliberate and continued failure to devote substantially all business time and best efforts to the performance of the Ms. Glancy’s duties; (ii) the deliberate engaging in gross misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or (iii) conviction of, or plea of guilty or nolo contendere to, a felony or any criminal charge involving moral turpitude.  “Good reason” is defined in the agreement to include demotion, reduction in salary or benefits, and certain other events.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at December 31, 2015, excluding Mr. Dall, who resigned on July 8, 2015 and had no outstanding equity awards at December 31, 2015.

	Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Units of Stock That Have Not Vested	Market Value of Units of Stock That Have Not Vested

John C. Gonsior	8/23/2011	20,000	—	$3.13	8/23/2021
	5/23/2012	20,000	—	1.74	5/23/2022
	12/4/2012	30,000	—	1.61	12/4/2022
	8/21/2013	23,334	11,666	2.46	8/21/2023
	5/21/2014	11,666	23,334	3.03	5/21/2024
	5/21/2014					3,333	$10,099
	6/9/2015	—	40,000	2.82	6/9/2025
	6/9/2015					6,000	$16,920
	7/14/2015					15,000	$40,500

Timothy J. Halfmann	12/4/2012	20,000	—	$1.61	12/4/2024
	4/28/2014	13,333	26,667	2.91	4/28/2024
	5/21/2014					3,333	$10,099
	6/9/2015	—	40,000	2.82	6/9/2025
	6/9/2015					10,000	$28,200

(1)         Each option is scheduled to vest and becomes exercisable in three equal annual installments over the three-year period measured from the grant date, subject to continued employment through each vesting date.

(2)         The restricted stock units granted on May 21, 2014 and June 9, 2015 are scheduled to vest in three equal annual installments over a three-year period measured from the grant date, subject to continued employment through each vesting date. The restricted stock units granted on July 14, 2015 are scheduled to vest in two equal annual installments over a two-year period measured from the grant date.

Retention Compensation

In January 2016, the Compensation Committee awarded Mr. Gonsior a $50,000 retention bonus, which is scheduled to be paid in cash if he remains employed with the Company through the later of March 15, 2017 and the completion and acceptance of the audit of the financial statement for the fiscal year ending December 31, 2016.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code contains special rules regarding the federal income tax deductibility of compensation paid to certain executive officers. It also limits the federal income tax deductibility of compensation paid to the executive officers named in the Summary Compensation Table for a given year. Compensation paid to any of these specified executive officers will be deductible by the Company only to the extent that it does not exceed $1,000,000 for a taxable year or qualifies as “performance-based” compensation under Section 162(m). The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive’s exercise of previously granted equity awards. Interpretations of and changes to applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. The Committee considers the anticipated tax treatment to the Company as one of a variety of factors when determining executive compensation, and seeks to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with our compensation policies and what we believe is in the best interests of our shareholders. However, for the above reasons, and in order to maintain the flexibility to be able to compensate our named executive officers in a manner designed to promote varying corporate goals, the Committee may provide non-deductible compensation in situations where the Committee believes it to be appropriate.

PROPOSAL THREE —
 RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as our independent registered public accounting firm for the year ending December 31, 2016.  Although we are not required to do so, the Board is submitting the appointment of Baker Tilly for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider its selection. Baker Tilly has been the Company’s auditor since July 2011. A representative of Baker Tilly is expected to be present at the Annual Meeting, and will be given the opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

Fees Paid to Independent Registered Public Accounting Firm

The following table shows the fees for services rendered by Baker Tilly for the years ended December 31, 2015 and December 31, 2014, respectively.

	2015	2014
Audit Fees(1)	$112,100	$112,100
Audit-Related Fees(2)	10,000	9,800
Tax Fees	—	—
All Other Fees	—	—
Total	$122,100	$121,900

(1)       Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, reviews of quarterly financial statements, and filings of registration statements related to shares reserved for issuance under the Company’s stock plans.

(2)       Audit-related fees represent fees for the audit of the Company’s 401(k) plan.

Audit Committee Pre-Approval Policy

The Company’s Audit Committee Charter states that before the principal accountant is engaged by the Company to render audit or non-audit services in any year, the engagement will be approved by the Company’s Audit Committee.  All of the fees paid in 2015 and 2014 were pre-approved by the Company’s Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the 2015 audited financial statements with management and our independent registered public accounting firm, Baker Tilly. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Baker Tilly also included the matters required by Public Company Auditing Oversight Board (PCAOB) Auditing Standard No. 16 (Communications with Audit Committees and Related Amendments to PCAOB Standards).

The Audit Committee discussed with Baker Tilly the overall scope and plan for their audit. The Audit Committee also met with Baker Tilly, with and without management present, to discuss the results of their audit and the overall quality of our financial reporting.

Baker Tilly provided to the Audit Committee the written disclosures and the letter regarding its independence as required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence). The Committee discussed with the independent auditors the auditors’ independence from management and the Company, and considered the compatibility of non-audit services with the auditors’ independence.

Based on the discussions with management and Baker Tilly, the Audit Committee’s review of the representations of management and the report of Baker Tilly, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and filed with the SEC.

Submitted by the Audit Committee:

Steven R. Zenz, Chairman       David L. Boehnen       F. Peter Zaballos     Jacob J. Berning       Philip L. Cooley

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

Equity Compensation Plan Information

The following table presents certain information regarding our equity compensation plans, the 2003 Stock Plan, the 2013 Omnibus Plan and our Employee Stock Purchase Plan, as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	895,161	(1)	$2.73	611,575	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	895,161		$2.73	611,575

(1)       This number includes 389,500 options exercisable under the 2013 Omnibus Plan. The 2003 Stock Plan expired on February 24, 2013, but 505,661 options remain exercisable until December 2022.

(2)       This number includes 134,041 shares available for issuance under our Employee Stock Purchase Plan. The Company maintains the Employee Stock Purchase Plan, pursuant to which eligible employees, including all executive officers, can contribute up to ten percent of their base pay per year to purchase shares of Common Stock.  The shares are issued by the Company at a price per share equal to 85% of market value on the first day of the offering period or the last day of the plan year, whichever is lower. This number also includes 477,534 shares available for issuance under the 2013 Omnibus Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information provided to the Company as to the beneficial ownership of common stock as of April 22, 2016, by: (i) persons known to the Company to hold 5% or more of such stock; (ii) each of the directors and nominees of the Company; (iii) each of the Named Executive Officers; and (iv) by all directors, nominees and executive officers as a group. The address of each director, nominee and executive officer is 8799 Brooklyn Boulevard, Minneapolis, Minnesota 55445. Beneficial ownership includes shares available for purchase under options and subject to settlement under restricted stock units within 60 days after April 22, 2016. Unless otherwise indicated, each person had sole voting power and sole investment power for all such shares beneficially held.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Shares
Shareholders / Shareholder Groups
Biglari Capital Corp., et al. 17802 IH 10 West, Suite 400 San Antonio, TX 78257	2,313,200	(3)	19.9%
Air T, Inc., et al. 3524 Airport Road Maiden, NC 28650	2,076,103	(4)	17.9%

Directors, Nominees and Executive Officers
John C. Gonsior	165,266		1.4%
Timothy J. Halfmann(5)	61,180		*
Glen P. Dall(6)	—		—
Sardar Biglari	2,323,200	(7)	20.0%
Nicholas J. Swenson	2,086,103	(8)	18.0%
David L. Boehnen	61,072		*
Steven R. Zenz	25,845		*
Jacob J. Berning	15,319		*
Michael C. Howe	15,319		*
F. Peter Zaballos	15,319		*
Philip L. Cooley	10,000		*
All directors, nominees and current executive officers as a group (10 persons)	4,778,623	(9)	40.1%

*                 Less than one percent.

(1)         Includes the following shares subject to options exercisable within 60 days after April 22, 2016:

Name	Shares	Name	Shares	Name	Shares
Mr. Gonsior	130,002	Mr. Boehnen	34,700	Mr. Swenson	10,000
Mr. Halfmann	60,001	Mr. Cooley	10,000	Mr. Zaballos	10,000
Mr. Berning	10,000	Mr. Howe	10,000	Mr. Zenz	10,000
Mr. Biglari	10,000

(2)       Includes 3,667 shares for Mr. Gonsior underlying restricted stock units scheduled to vest within 60 days after April 22, 2016.

(3)       Based on Amendment No. 2 to Schedule 13D filed with the SEC jointly by Biglari Capital Corp., The Lion Fund II, L.P., and Sardar Biglari on December 7, 2015, reporting holdings as of December 5, 2015. Biglari Capital Corp. is the general partner of The Lion Fund II. Sardar Biglari is the Chairman and Chief Executive Officer of Biglari Capital Corp. and has investment discretion over the securities owned by The Lion Fund II. By virtue of these relationships, Biglari Capital Corp. and Sardar Biglari may be deemed to beneficially own the shares owned directly by The Lion Fund II. See the disclosure under the heading “Election of Directors —Standstill Agreement” above for a discussion of the Standstill Agreement to which the members of this group are a party.

(4)       Based on Amendment No. 4 to Schedule 13D filed with the SEC jointly by Air T., Inc., Groveland Capital LLC, Groveland Hedged Credit Fund LLC, and Nicholas J. Swenson on December 8, 2015, reporting holdings as of December 5, 2015, and subsequent Form 4 filings covering transactions through December 18, 2015. Mr. Swenson, a director of our Company, is the Chief Executive Officer and a director of Air T. Air T, Inc. has sole dispositive and voting power over 1,654,103 shares and disclaims beneficial ownership of the securities held by the Groveland entities. Groveland Hedged Credit Fund LLC owns the remaining 422,000 shares and each of Groveland Capital LLC, Groveland Hedged Credit Fund LLC and Mr. Swenson share dispositive and voting power over all 422,000 shares. The Groveland entities each disclaim beneficial ownership of the securities held by Air T.  See the disclosure under the heading “Election of Directors —Standstill Agreement” above for a discussion of the Standstill Agreement to which the members of this group are a party.

(5)       Mr. Halfmann is scheduled to resign from all positions with the Company, effective April 30, 2016.

(6)       Mr. Dall resigned from all positions with the Company in July 2015.

(7)       Includes 2,313,200 shares owned by The Lion Fund II, L.P, of which Mr. Biglari is a general partner and 10,000 shares subject to options exercisable as described in footnote 1 above.

(8)       Includes 1,654,103 shares owned by Air T., Inc., of which Mr. Swenson is the Chief Executive Officer and a director, 422,000 shares owned by Groveland Hedged Credit Fund LLC, of which Mr. Swenson is a Managing Director and 10,000 shares subject to options exercisable as described in footnote 1 above.

(9)       Includes 304,703 shares subject to options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our securities to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this proxy statement any failure to timely file the required reports by these dates. Based solely on our review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our directors and executive officers complied with all Section 16(a) filing requirements for the fiscal year ended December 31, 2015. The Company knows of no failures to file a report required under Section 16(a) of the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The SEC has specific disclosure requirements covering certain types of transactions that we engage in with our directors, executive officers or other specified parties. The Company receives an informational questionnaire from each director, nominee for director, executive officer, and greater than five percent shareholder which contains information about related-party transactions between them and the Company. The Company’s Audit Committee Charter assigns to the Audit Committee the responsibility to review and approve all related-party transactions. The Audit Committee reviews each related-party transaction to determine that it is fair and reasonable to the Company, and that the price and other terms included in any transaction are comparable to the terms that would be included in an arms-length transaction between the Company and an unrelated third party.

In October 2014, the Company introduced The Like MachineTM, which is an in-store consumer approval device. The Company licenses this product from TLM Holdings, LLC (“TLMH”), a company in which Insignia’s Chief Sales and Marketing Officer, Timothy Halfmann, is a majority owner and, prior to his resignation from the Company, served as a principal. During 2014, our Company paid a total of $250,000 to TLM Holdings, LLC pursuant to this arrangement for the licensing agreement and a minority equity ownership interest. During 2015, our Company paid a total of $28,000 to TLMH pursuant to this arrangement for the licensing agreement and other ancillary services. In March 2016, the Company and TLMH signed a new distribution agreement for the sale of The Like Machine to Insignia’s customers. This new agreement replaces the Company’s prior license agreement with TLMH. Mr. Halfmann is scheduled to resign from all positions with the Company, effective April 30, 2016.

During fiscal year 2015, we did not engage in any other transaction, or series of similar transactions, to which we were a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our common stock or members of their immediate family had a direct or indirect material interest. We do not have any currently proposed transaction or series of similar transactions.

OTHER MATTERS

Management of the Company knows of no matters other than the foregoing to be properly brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, then the shares represented by the proxies solicited by the Board may be voted by the persons named therein at their discretion.

SUBMISSION OF SHAREHOLDERS PROPOSALS AND NOMINATIONS

Proposals by shareholders (other than director nominations) that are submitted for inclusion in the Company’s proxy statement for its 2017 Annual Meeting of Shareholders must follow the procedures provided in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s Bylaws.  To be timely, such proposals must be given, either by personal delivery or by United States mail, postage prepaid, to the Company’s Secretary on or before December 30, 2016.

If a shareholder intends to propose an item of business to be considered at an annual meeting of shareholders, but not have it included in the Company’s proxy statement, or if the shareholder intends to nominate a person for election as a director at an annual meeting of shareholders, then the shareholder must provide timely written notice of such proposal or nomination to the Company’s Secretary.  To be timely under our Bylaws, such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Company’s Secretary not less than sixty days nor more than ninety days prior to a meeting date corresponding to the previous year’s annual meeting of shareholders.  For the Company’s 2017 Annual Meeting of Shareholders, such notice must be given between March 12, 2017 and April 11, 2017, and must comply with all applicable statutes and regulations, as well as provide all information required pursuant to the Company’s Bylaws.

ADDITIONAL INFORMATION

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, accompanies the delivery of this proxy statement and a copy of such annual report, as filed with the SEC, is also available on the SEC’s website, www.sec.gov, and our corporate website, www.insigniasystems.com. In addition, a copy of the Annual Report on Form 10-K may be sent to any shareholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to our Secretary at Insignia Systems, Inc., 8799 Brooklyn Blvd., Minneapolis, MN 55445.

By Order of the Board of Directors

John Gonsior
Secretary

Whether or not you plan to attend the meeting, vote your shares over the Internet by following the instructions on the proxy notice, or, if the proxy materials were mailed to you, by completing, signing, dating and mailing the enclosed proxy card promptly in the envelope provided with the proxy card.

Appendix A

March 13, 2016 Via Hand and U.S. Mail Nicholas J. Swenson 3033 Excelsior Boulevard Minneapolis, Minnesota 55416 Re: Insignia Systems, Inc. (the "Company") Dear Mr. Swenson: The Board of Directors of the Company has carefully considered your actions over the past few months, which the Board believes have been highly detrimental to the Company. You have shown extreme disrespect to the Company's officers, employees, and directors. Accordingly, the Board has determined that it would be in the best interests of the Company and its shareholders for you to submit your resignation as a director. Respectfully yours, * www.ins1gniasystems com 8799 Brooklyn Blvd. Mmneapolis, MN 55445 ..._ (800) 874-4648

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. INSIGNIA SYSTEMS, INC. ATTN: JOYCE KOBILKA 8799 BROOKLYN BLVD. MINNEAPOLIS, MN 55445 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Sardar Biglari 06 Steven R. Zenz 02 Philip L. Cooley 03 Michael C. Howe 04 Nicholas J. Swenson 05 F. Peter Zaballos The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To approve, by non-binding vote, the Company's executive compensation. For 0 0 Against 0 0 Abstain 0 0 3. To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the year ending December 31, 2016. NOTE: At their discretion, the proxy holders are authorized to vote on any other business properly brought before the meeting or any adjournment or postponement thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000292550_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com INSIGNIA SYSTEMS, INC. Annual Meeting of Shareholders June 10, 2016 9:00 AM CDT This proxy is solicited by the Board of Directors The shareholders hereby appoint John C. Gonsior and Scott Simerlein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of INSIGNIA SYSTEMS, INC. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on June 10, 2016, at Minneapolis Marriott Northwest, 7025 Northland Drive North, Brooklyn Park, Minnesota 55428, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000292550_2 R1.0.1.25